January 21, 2014

New York

Power REIT Signs Term Sheet for Potential Acquisition

Power REIT announces that it has executed a term sheet with a large developer of renewable energy projects, pursuant to which Power REIT would acquire the real property on which a substantial solar power generation project is under development. If the project goes forward, Power REIT’s investment is anticipated to be approximately $9.5 million.

The developer of the project has significant experience completing developments of this nature. The project is slated to break ground in the first quarter of 2014 and has a target to achieve commercial operation by the end of 2014. There can be no assurances that this schedule will be achieved.

The term sheet provides that the developer and Power REIT will work together exclusively to negotiate definitive, binding agreements. The execution of such agreements is subject to a number of conditions, including the completion by Power REIT of its due diligence review and the achievement of certain late-stage development milestones.

David Lesser, Power REIT’s Chairman and CEO commented, “I believe that the contemplated transaction, if completed, would represent a compelling risk-adjusted return on Power REIT’s invested capital. Similar to other recent acquisitions of ours, we believe that the rental payment stream is highly predictable, given that the prospective tenant would be investing more than 15 times the amount we would be investing, and that the improvements on our land would be uneconomic to relocate. In addition, we believe that the steps contemplated in the term sheet represent a prudent way forward to bridge the remaining project development risk. The transaction would be accretive to our common stock from day one and would be consistent with Power REIT’s strategy to create shareholder value.”

About Power REIT:

Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities within solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects that qualify for REIT ownership.

Forward-Looking Statements:

This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by Power REIT's forward-looking statements, and such differences may be significant and materially adverse to Power REIT and its security holders.

All forward-looking statements reflect Power REIT's good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of factors that could cause Power REIT's future results or financial condition to differ materially from any forward-looking statements, see the sections entitled "Risk Factors" in Power REIT's registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.

Contact:

Power REIT

301 Winding Road

Old Bethpage, NY 11804

212-750-0373

ir@pwreit.com

http://pwreit.com